© 2023 Wells Fargo Bank, N.A. All rights reserved. 3Q23 Financial Results October 13, 2023 Exhibit 99.3

23Q23 Financial Results 3Q23 results Financial Results ROE: 13.3% ROTCE: 15.9%1 Efficiency ratio: 63%2 Credit Quality Capital and Liquidity CET1 ratio: 11.0%3 LCR: 123%6 TLAC ratio: 24.0%7 • Provision for credit losses5 of $1.2 billion – Total net loan charge-offs of $850 million, up $451 million, with net loan charge-offs of 0.36% of average loans (annualized) – Allowance for credit losses for loans of $15.1 billion, up $1.8 billion • CET1 capital of $136.2 billion3 • CET1 ratio of 11.0% under the Standardized Approach and 12.0% under the Advanced Approach3 • Liquidity coverage ratio (LCR) of 123%6 Comparisons in the bullet points are for 3Q23 versus 3Q22, unless otherwise noted. 1. Tangible common equity and return on average tangible common equity (ROTCE) are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” table on page 17. 2. The efficiency ratio is noninterest expense divided by total revenue. 3. The Common Equity Tier 1 (CET1) ratio calculated under the Standardized Approach is our binding CET1 ratio. See page 18 for additional information regarding CET1 capital and ratios. CET1 is a preliminary estimate. 4. Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle. 5. Includes provision for credit losses for loans, debt securities, and other financial assets. 6. Liquidity coverage ratio (LCR) represents average high-quality liquid assets divided by average projected net cash outflows, as each is defined under the LCR rule. LCR is a preliminary estimate. 7. Represents total loss absorbing capacity (TLAC) divided by risk-weighted assets (RWAs), which is our binding TLAC ratio, determined by using the greater of RWAs under the Standardized and Advanced Approaches. TLAC is a preliminary estimate. • Net income of $5.8 billion, or $1.48 per diluted common share, included: – $349 million, or $0.09 per share, of discrete tax benefits related to the resolution of prior period tax matters – The sale of ~$2 billion of private equity investments, which had a minimal impact to net income, but resulted in an increase of ~14 bps to our Common Equity Tier 1 (CET1) ratio3 • Revenue of $20.9 billion, up 7% – Net interest income of $13.1 billion, up 8% – Noninterest income of $7.8 billion, up 4% • Noninterest expense of $13.1 billion, down 8% • Pre-tax pre-provision profit4 of $7.7 billion, up 47% • Effective income tax rate of 12.3% included $349 million of discrete tax benefits • Average loans of $943.2 billion • Average deposits of $1.3 trillion, down 5%

33Q23 Financial Results Capital and liquidity Capital Position • Common Equity Tier 1 (CET1) ratio of 11.0%1 at September 30, 2023 remained above our regulatory minimum and buffers of 9.2%2 • CET1 ratio up ~70 bps from 3Q22 and up ~30 bps from 2Q23, which included: – A decline in accumulated other comprehensive income driven by higher interest rates and wider mortgage-backed securities spreads, which resulted in declines in the CET1 ratio of 8 bps from 3Q22 and 16 bps from 2Q23 – A ~14 bps increase resulting from the 3Q23 sale of certain private equity investments and the resulting removal of the related goodwill and other intangible assets on investments in consolidated portfolio companies • As of 10/1/23, the Company's stress capital buffer (SCB) decreased to 2.9%, which decreased our CET1 regulatory minimum and buffers to 8.9% Capital Return • Period-end common shares outstanding down 157.5 million, or 4%, from 3Q22 – $1.5 billion in gross common stock repurchases, or 33.8 million shares, in 3Q23 • 3Q23 common stock dividend increased to $0.35 per share, up from $0.30 per share in 2Q23 Total Loss Absorbing Capacity (TLAC) • As of September 30, 2023, our TLAC as a percentage of total risk-weighted assets was 24.0%3 compared with the required minimum of 21.5% Liquidity Position • Strong liquidity position with a 3Q23 liquidity coverage ratio4 of 123% which remained above our regulatory minimum of 100% 10.3% 10.6% 10.8% 10.7% 11.0% 3Q22 4Q22 1Q23 2Q23 3Q23 Estimated 1. The Common Equity Tier 1 (CET1) ratio calculated under the Standardized Approach is our binding CET1 ratio. See page 18 for additional information regarding CET1 capital and ratios. 3Q23 CET1 is a preliminary estimate. 2. Includes a 4.50% minimum requirement, a stress capital buffer of 2.90% as of 10/1/23, which declined from 3.20% as of 9/30/23, and a G-SIB capital surcharge of 1.50%. 3. Represents total loss absorbing capacity (TLAC) divided by risk-weighted assets (RWAs), which is our binding TLAC ratio, determined by using the greater of RWAs under the Standardized and Advanced Approaches. TLAC is a preliminary estimate. 4. Liquidity coverage ratio (LCR) represents average high-quality liquid assets divided by average projected net cash outflows, as each is defined under the LCR rule. 3Q23 LCR is a preliminary estimate. 8.9% Regulatory Minimum and Buffers2 as of 10/1/23 (9.2% at 9/30/23) Common Equity Tier 1 Ratio under the Standardized Approach1

3Q23 earnings

WELLS FARGO

$ in millions, except per share data	Quarter ended 3Q23	2Q23	3Q22	$ Change from 2Q23	3Q22
Net interest income	$13,105	13,163	12,098	($58)	1,007
Noninterest income	7,752	7,370	7,468	382	284
Total revenue	20,857	20,533	19,566	324	1,291
Net charge-offs	864	764	399	100	465
Change in the allowance for credit losses	333	949	385	(616)	(52)
Provision for credit losses[1]	1,197	1,713	784	(516)	413
Noninterest expense	13,113	12,987	14,306	126	(1,193)
Pre-tax income	6,547	5,833	4,476	714	2,071
Income tax expense (benefit)	811	930	912	(119)	(101)
Effective income tax rate (%)	*12.3 %*	*15.8*	*20.2*	(352) bps	(792)
Net income	**$5,767**	**4,938**	**3,592**	**$829**	**2,175**
Diluted earnings per common share	$1.48	1.25	0.86	$0.23	0.62
Diluted average common shares (# mm)	3,680.6	3,724.9	3,825.1	(44)	(145)
Return on equity (ROE)	13.3 %	11.4	8.1	184 bps	515
Return on average tangible common equity (ROTCE)[2]	15.9	13.7	9.8	221	616
Efficiency ratio	63	63	73	(38)	(1,024)

1. Includes provision for credit losses for loans, debt securities, and other financial assets.
2. Tangible common equity and return on average tangible common equity are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" table on page 17.

3Q23 Financial Results

4

53Q23 Financial Results Credit quality: net loan charge-offs • Commercial net loan charge-offs down $12 million to 13 bps of average loans (annualized) as a $26 million decrease in commercial and industrial net loan charge- offs was partially offset by a $14 million increase in commercial real estate (CRE) net loan charge-offs • Consumer net loan charge-offs up $98 million to 67 bps of average loans (annualized) primarily on $49 million higher auto net loan charge-offs from 2Q seasonal lows and a $24 million increase in credit card net loan charge-offs • Nonperforming assets of $8.2 billion, up $1.2 billion, or 17%, as higher CRE nonaccrual loans were partially offset by lower commercial and industrial nonaccrual loans – CRE nonaccrual loans of $3.9 billion, up $1.4 billion driven by a $1.3 billion increase in CRE office nonaccrual loans Provision for Credit Losses1 and Net Loan Charge-offs ($ in millions) Comparisons in the bullet points are for 3Q23 versus 2Q23, unless otherwise noted. 1. Includes provision for credit losses for loans, debt securities, and other financial assets. 784 957 1,207 1,713 1,197 399 560 604 764 850 Provision for Credit Losses Net Loan Charge-offs Net Loan Charge-off Ratio 3Q22 4Q22 1Q23 2Q23 3Q23 0.17% 0.23% 0.32% 0.26% 0.36% 1 1

Credit quality: allowance for credit losses for loans

WELLS FARGO

Allowance for Credit Losses for Loans *($ in millions)*


13,225
6,234
1.40%
6,991
13,609
6,653
1.42%
6,956
13,705
6,481
1.45%
7,224
14,786
6,705
1.56%
8,081
15,064
6,754
1.60%
8,310
3Q22
4Q22
1Q23[1]
2Q23
3Q23
Commercial
Consumer
Allowance coverage for total loans

- Allowance for credit losses for loans (ACL) up from both 3Q22 and 2Q23 primarily for commercial real estate (CRE) office loans, as well as higher credit card loan balances, partially offset by a lower ACL for auto loans
- CRE Office ACL of $2.6 billion, up $359 million
  - CRE Office ACL as a % of loans of 7.9%, up from 6.6%
    - Corporate and Investment Banking (CIB) CRE Office ACL as a % of loans of 10.8%, up from 8.8%

CRE Allowance for Credit Losses (ACL) and Nonaccrual Loans, as of 9/30/23

($ in millions)	Allowance for Credit Losses	Loans Outstanding	ACL as a % of Loans	Nonaccrual Loans
CIB CRE Office	$ 2,322	21,472	10.8%	$ 2,666
All other CRE Office	237	10,729	2.2	124
Total CRE Office	**2,559**	**32,201**	**7.9**	**2,790**
All other CRE	1,283	120,285	1.1	1,073
Total CRE	**$ 3,842**	**152,486**	**2.5%**	**$ 3,863**

Comparisons in the bullet points are for 3Q23 versus 2Q23, unless otherwise noted.

1. On 1/1/2023, we adopted the Troubled Debt Restructuring (TDR) accounting standard which removed $429 million of ACL with an offset directly to retained earnings.

3Q23 Financial Results

6

Loans and deposits

WELLS FARGO

Average Loans Outstanding *($ in billions)*



945.5
948.5
948.7
945.9
943.2
394.3
396.3
395.5
392.9
391.7
551.2
552.2
553.2
553.0
551.5
4.28%
5.13%
5.69%
5.99%
6.23%
Commercial Loans
Consumer Loans
Total Average Loan Yield
3Q22
4Q22
1Q23
2Q23
3Q23

- Average loans down $2.3 billion year-over-year (YoY) driven by lower auto loans, residential mortgage loans, and commercial real estate loans, partially offset by higher credit card loans, and commercial and industrial loans
- Total average loan yield of 6.23%, up 195 bps YoY and up 24 bps from 2Q23 reflecting the impact of higher interest rates
- Period-end loans of $942.4 billion, down $3.5 billion YoY and down $5.5 billion from 2Q23

Average Deposits and Rates *($ in billions)*



1,407.9
24.4
158.4
156.8
180.2
888.1
1,380.5
42.1
142.2
156.2
175.4
864.6
1,356.7
60.7
126.6
157.6
170.5
841.3
1,347.4
84.7
112.4
160.3
166.7
823.3
1,340.3
113.9
107.5
157.2
160.6
801.1
Corporate
Wealth and Investment Management
Corporate and Investment Banking
Commercial Banking
Consumer Banking and Lending
3Q22
4Q22
1Q23
2Q23
3Q23

- Average deposits down $67.6 billion, or 5%, YoY; down $7.1 billion, or 1%, from 2Q23 reflecting consumer deposit outflows on consumer spending, as well as customer migration to higher yielding alternatives
- Period-end deposits down $44.2 billion, or 3%, YoY, and up $9.4 billion, or 1%, from 2Q23

Period-End Deposits *($ in billions)*

		3Q23	vs 2Q23	vs 3Q22
Consumer Banking and Lending	$	798.9	(3)%	(10)%
Commercial Banking		160.4	(3)	(7)
Corporate & Investment Banking		162.8	3	5
Wealth & Investment Management		103.2	(5)	(31)
Corporate		128.7	NM	NM
Total deposits	**$**	**1,354.0**	**1 %**	**(3)%**
Average deposit cost		**1.36 %**	**0.23**	**1.22**

3Q23 Financial Results

7

Net interest income



Net Interest Income ($ in millions)
12,098
13,433
13,336
13,163
13,105
2.83%
3.14%
3.20%
3.09%
3.03%
3Q22
4Q22
1Q23
2Q23
3Q23
Net Interest Income
Net Interest Margin (NIM) on a taxable-equivalent basis[1]

- Net interest income up $1.0 billion, or 8%, from 3Q22 primarily due to the impact of higher interest rates, partially offset by lower deposit balances
  - 3Q23 MBS premium amortization was $163 million vs. $230 million in 3Q22 and $163 million in 2Q23
- Net interest income down $58 million from 2Q23 due to lower average deposit balances, partially offset by one additional day in the quarter and the impact of higher interest rates
- **2023 net interest income is expected to be ~16% higher than the full year 2022 level of $45.0 billion, up from prior guidance of ~14% higher, with 4Q23 expected to be ~$12.7 billion**

1. Includes taxable-equivalent adjustments predominantly related to tax-exempt income on certain loans and securities.

3Q23 Financial Results
8

Noninterest expense

WELLS FARGO

Noninterest Expense *($ in millions)*



16,186
14,306
13,676
12,987
13,113
2,218
3,517
267
232
329
3,876
4,254
3,994
4,149
4,157
8,212
8,415
9,415
8,606
8,627
3Q22
4Q22
1Q23
2Q23
3Q23
Operating Losses
Non-personnel Expense
Personnel Expense

Headcount *(Period-end, '000s)*

3Q22	4Q22	1Q23	2Q23	3Q23
239	239	236	234	227

- Noninterest expense down $1.2 billion, or 8%, from 3Q22
  - Operating losses down $1.9 billion
  - Other expenses of $12.8 billion, up $696 million, or 6%
    - Personnel expense up $415 million, or 5%, driven by a $186 million increase in severance expense, as well as higher revenue-related compensation expense, partially offset by the impact of efficiency initiatives
    - Non-personnel expense up $281 million, or 7%, on higher technology and equipment expense, advertising expense, and FDIC assessments
- Noninterest expense up $126 million, or 1%, from 2Q23
  - Operating losses up $97 million
  - Other expenses of $12.8 billion, up $29 million
    - Personnel expense up $21 million and included an $87 million increase in severance expense, as well as higher revenue-related compensation expense
    - Non-personnel expense up $8 million
- **2023 noninterest expense excluding operating losses is expected to be ~$51.5 billion, up from prior guidance of ~$51.0 billion, with 4Q23 expected to be ~$12.6 billion**
  - As previously disclosed, we have outstanding litigation, regulatory, and customer remediation matters that could impact operating losses

3Q23 Financial Results

9

Consumer Banking and Lending

WELLS FARGO

Summary Financials

$ in millions (mm)	3Q23	vs. 2Q23	vs. 3Q22
Revenue by line of business:			
Consumer, Small and Business Banking (CSBB)	$6,665	$89	433
Consumer Lending:			
Home Lending	840	(7)	(133)
Credit Card	1,375	54	26
Auto	360	(18)	(63)
Personal Lending	341	8	41
Total revenue	**9,581**	**126**	**304**
Provision for credit losses	768	(106)	(149)
Noninterest expense	5,913	(114)	(845)
Pre-tax income	2,900	346	1,298
Net income	**$2,173**	**$259**	**972**

Selected Metrics

		3Q23	2Q23	3Q22
Return on allocated capital[1]		19.1 %	16.9	9.4
Efficiency ratio[2]		62	64	73
Retail bank branches	#	4,355	4,455	4,612
Digital (online and mobile) active customers[3] (mm)		34.6	34.2	33.6
Mobile active customers[3] (mm)		29.6	29.1	28.3

- Total revenue up 3% YoY and up 1% from 2Q23
  - CSBB up 7% YoY as the impact of higher interest rates was partially offset by lower deposit balances, as well as lower deposit-related fees reflecting our efforts to help customers avoid overdraft fees
  - Home Lending down 14% YoY due to a decline in mortgage banking income driven by lower originations and lower servicing income, which included the impact of sales of mortgage servicing rights
  - Credit Card up 2% YoY on higher loan balances, including the impact of higher point of sale (POS) volume and new product launches, partially offset by introductory promotional rates and higher credit card rewards expense; up 4% from 2Q23 on higher loan balances and balance transfer fees, partially offset by higher credit card rewards expense
  - Auto down 15% YoY and down 5% from 2Q23 on loan spread compression and lower loan balances
  - Personal Lending up 14% YoY and up 2% from 2Q23 on higher loan balances
- Noninterest expense down 13% YoY on lower operating losses and the impact of efficiency initiatives, partially offset by higher operating costs and advertising expense; down 2% from 2Q23 on lower personnel expense reflecting lower headcount

Average Balances and Selected Credit Metrics

$ in billions	3Q23	2Q23	3Q22
Balances			
Loans	$335.5	336.4	335.6
Deposits	801.1	823.3	888.0
Credit Performance			
Net charge-offs as a % of average loans	0.85 %	0.74	0.51

1. Return on allocated capital is segment net income (loss) applicable to common stock divided by segment average allocated capital. Segment net income (loss) applicable to common stock is segment net income (loss) less allocated preferred stock dividends.
2. Efficiency ratio is segment noninterest expense divided by segment total revenue.
3. Digital and mobile active customers is the number of consumer and small business customers who have logged on via a digital or mobile device, respectively, in the prior 90 days.

3Q23 Financial Results

10

113Q23 Financial Results Consumer Banking and Lending Mortgage Loan Originations ($ in billions) Auto Loan Originations ($ in billions) Credit Card POS Volume ($ in billions) Debit Card Point of Sale (POS) Volume and Transactions1 1. Debit card purchase volume and transactions reflect combined activity for both consumer and business debit card purchases. 21.5 14.6 6.6 7.8 6.4 12.4 8.2 5.6 7.7 6.4 Retail Correspondent Refinances as a % of Originations 3Q22 4Q22 1Q23 2Q23 3Q23 122.4 124.0 117.3 124.9 124.5 POS Volume ($ in billions) POS Transactions (billions) 3Q22 4Q22 1Q23 2Q23 3Q23 5.4 5.0 5.0 4.8 4.1 3Q22 4Q22 1Q23 2Q23 3Q23 30.7 32.3 30.1 34.0 35.2 3Q22 4Q22 1Q23 2Q23 3Q23 2.5 2.5 2.4 2.5 2.6 16% 13% 16% 17% 16% 9.1 6.4

123Q23 Financial Results Commercial Banking • Total revenue up 15% YoY and up 1% from 2Q23 – Middle Market Banking revenue up 23% YoY driven by the impact of higher interest rates and higher loan balances, partially offset by lower deposit balances – Asset-Based Lending and Leasing revenue up 3% YoY on higher loan balances and higher revenue from renewable energy investments, partially offset by lower net gains on equity securities; up 2% from 2Q23 on higher net interest income, as well as higher revenue from renewable energy investments, partially offset by lower lease income • Noninterest expense up 1% YoY on higher operating costs and personnel expense, partially offset by lower operating losses and the impact of efficiency initiatives; down 5% from 2Q23 predominantly driven by lower operating costs and personnel expense Summary Financials $ in millions 3Q23 vs. 2Q23 vs. 3Q22 Revenue by line of business: Middle Market Banking $2,212 $13 419 Asset-Based Lending and Leasing 1,193 23 34 Total revenue 3,405 36 453 Provision for credit losses 52 26 220 Noninterest expense 1,543 (87) 17 Pre-tax income 1,810 97 216 Net income $1,354 $73 172 Selected Metrics 3Q23 2Q23 3Q22 Return on allocated capital 20.2% 19.3 23.1 Efficiency ratio 45 48 52 Average loans by line of business ($ in billions) Middle Market Banking $120.5 122.2 117.0 Asset-Based Lending and Leasing 103.9 103.6 92.0 Total loans $224.4 225.8 209.0 Average deposits 160.6 166.7 180.2

Corporate and Investment Banking

WELLS FARGO

Summary Financials

$ in millions	3Q23	vs. 2Q23	vs. 3Q22
Revenue by line of business:			
Banking:			
Lending	$721	$36	141
Treasury Management and Payments	747	(15)	77
Investment Banking	430	119	94
Total Banking	1,898	140	312
Commercial Real Estate	1,376	43	164
Markets:			
Fixed Income, Currencies and Commodities (FICC)	1,148	15	234
Equities	518	121	202
Credit Adjustment (CVA/DVA) and Other	(12)	(26)	(29)
Total Markets	1,654	110	407
Other	(5)	(1)	(20)
Total revenue	**4,923**	**292**	**863**
Provision for credit losses	324	(609)	292
Noninterest expense	2,182	95	282
Pre-tax income	2,417	806	289
Net income	**$1,816**	**$606**	**224**

Selected Metrics

	3Q23	2Q23	3Q22
Return on allocated capital	15.5 %	10.2	16.6
Efficiency ratio	44	45	47

- Total revenue up 21% YoY and up 6% from 2Q23
  - Banking revenue up 20% YoY driven by higher lending revenue, stronger treasury management results reflecting the impact of higher interest rates, and higher investment banking revenue on increased activity across all products; up 8% from 2Q23 primarily on higher investment banking revenue
  - Commercial Real Estate revenue up 14% YoY reflecting the impact of higher interest rates and higher revenue in our low-income housing business, partially offset by lower loan and deposit balances
  - Markets revenue up 33% YoY and up 7% from 2Q23 driven by higher revenue in structured products, equities, credit products, and foreign exchange, partially offset by lower trading activity in rates products
- Noninterest expense up 15% YoY and up 5% from 2Q23 driven by higher operating costs and personnel expense, partially offset by the impact of efficiency initiatives

Average Balances *($ in billions)*

Loans by line of business	**3Q23**	**2Q23**	**3Q22**
Banking	$94.0	95.4	109.9
Commercial Real Estate	135.6	136.5	137.6
Markets	62.0	59.6	58.7
Total loans	$291.6	291.5	306.2
Deposits	157.2	160.3	156.8
Trading-related assets	204.4	196.1	184.5

3Q23 Financial Results

13

143Q23 Financial Results Wealth and Investment Management Summary Financials $ in millions 3Q23 vs. 2Q23 vs. 3Q22 Net interest income $1,007 ($2) (81) Noninterest income 2,695 56 118 Total revenue 3,702 54 37 Provision for credit losses (10) (34) (18) Noninterest expense 3,006 32 210 Pre-tax income 706 56 (155) Net income $529 $42 (110) Selected Metrics ($ in billions) 3Q23 2Q23 3Q22 Return on allocated capital 32.8% 30.5 28.4 Efficiency ratio 81 82 76 Average loans $82.2 83.0 85.5 Average deposits 107.5 112.4 158.4 Client assets Advisory assets 825 850 756 Other brokerage assets and deposits 1,123 1,148 1,003 Total client assets $1,948 1,998 1,759 • Total revenue up 1% YoY and up 1% from 2Q23 – Net interest income down 7% YoY driven by lower deposit balances as customers reallocated cash into higher yielding alternatives, as well as lower loan balances, partially offset by the impact of higher interest rates – Noninterest income up 5% YoY and up 2% from 2Q23 on higher asset-based fees driven by an increase in market valuations • Noninterest expense up 8% YoY on higher revenue-related compensation and operating costs, partially offset by the impact of efficiency initiatives; up 1% from 2Q23 on higher revenue-related compensation

153Q23 Financial Results Corporate • Revenue decreased $345 million YoY reflecting assumption changes related to the valuation of our Visa B common stock exposure, as well as lower venture capital revenue • Noninterest expense down YoY reflecting lower operating losses Summary Financials $ in millions 3Q23 vs. 2Q23 vs. 3Q22 Net interest income ($269) ($178) (21) Noninterest income 21 (100) (324) Total revenue (248) (278) (345) Provision for credit losses 63 207 68 Noninterest expense 469 200 (857) Pre-tax loss (780) (685) 444 Income tax benefit (641) (538) (470) Less: Net loss from noncontrolling interests (34) 4 (3) Net loss ($105) ($151) 917

Appendix

Tangible Common Equity

WELLS FARGO

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY

We also evaluate our business based on certain ratios that utilize tangible common equity. Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, goodwill, certain identifiable intangible assets (other than MSRs) and goodwill and other intangibles on investments in consolidated portfolio companies, net of applicable deferred taxes. One of these ratios is return on average tangible common equity (ROTCE), which represents our annualized earnings as a percentage of tangible common equity. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables management, investors, and others to assess the Company's use of equity.

The table below provides a reconciliation of this non-GAAP financial measure to GAAP financial measures.

							Quarter ended
($ in millions)			**Sep 30, 2023**	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Return on average tangible common equity:							
Net income applicable to common stock	(A)	$	**5,450**	4,659	4,713	2,877	3,313
Average total equity			**184,828**	184,443	184,297	182,621	183,042
Adjustments:							
Preferred stock[1]			**(20,441)**	(19,448)	(19,448)	(19,553)	(20,057)
Additional paid-in capital on preferred stock[1]			**171**	173	173	166	135
Unearned ESOP shares[1]			**—**	—	—	112	646
Noncontrolling interests			**(1,775)**	(1,924)	(2,019)	(2,185)	(2,258)
Average common stockholders' equity	(B)		**162,783**	163,244	163,003	161,161	161,508
Adjustments:							
Goodwill			**(25,174)**	(25,175)	(25,173)	(25,173)	(25,177)
Certain identifiable intangible assets (other than MSRs)			**(137)**	(140)	(145)	(160)	(181)
Goodwill and other intangibles on investments in consolidated portfolio companies (included in other assets)[2]			**(2,539)**	(2,487)	(2,440)	(2,378)	(2,359)
Applicable deferred taxes related to goodwill and other intangible assets[3]			**910**	903	895	890	886
Average tangible common equity	(C)	$	**135,843**	136,345	136,140	134,340	134,677
Return on average common stockholders' equity (ROE) (annualized)	(A)/(B)		**13.3 %**	11.4	11.7	7.1	8.1
Return on average tangible common equity (ROTCE) (annualized)	(A)/(C)		**15.9 %**	13.7	14.0	8.5	9.8

1. In fourth quarter 2022, we redeemed all outstanding shares of our ESOP Cumulative Convertible Preferred Stock in exchange for shares of the Company's common stock.
2. In third quarter 2023, we sold investments in certain private equity funds. As a result, we have removed the related goodwill and other intangible assets on investments in consolidated portfolio companies.
3. Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period-end.

3Q23 Financial Results

17

Common Equity Tier 1 under Basel III

WELLS FARGO

Wells Fargo & Company and Subsidiaries
RISK-BASED CAPITAL RATIOS UNDER BASEL III[1]

($ in billions)			Estimated Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Total equity[2]		$	**182.4**	182.0	183.2	182.2	178.5
Effect of accounting policy change[2]			**—**	—	—	(0.3)	(0.1)
Total equity (as reported)			**182.4**	182.0	183.2	181.9	178.4
Adjustments:							
Preferred stock[3]			**(19.4)**	(19.4)	(19.4)	(19.4)	(20.1)
Additional paid-in capital on preferred stock[3]			**0.1**	0.1	0.2	0.1	0.1
Unearned ESOP shares[3]			**—**	—	—	—	0.7
Noncontrolling interests			**(1.7)**	(1.8)	(2.1)	(2.0)	(2.2)
Total common stockholders' equity			**161.4**	160.9	161.9	160.6	156.9
Adjustments:							
Goodwill			**(25.2)**	(25.2)	(25.2)	(25.2)	(25.2)
Certain identifiable intangible assets (other than MSRs)			**(0.1)**	(0.1)	(0.1)	(0.2)	(0.2)
Goodwill and other intangibles on investments in consolidated portfolio companies (included in other assets)[4]			**(0.9)**	(2.5)	(2.5)	(2.4)	(2.4)
Applicable deferred taxes related to goodwill and other intangible assets[5]			**0.9**	0.9	0.9	0.9	0.9
Current expected credit loss (CECL) transition provision[6]			**0.1**	0.1	0.1	0.2	0.2
Other			**—**	0.1	(0.6)	(0.4)	(0.4)
Common Equity Tier 1	(A)	$	**136.2**	134.2	134.5	133.5	129.8
Total risk-weighted assets (RWAs) under Standardized Approach	(B)		**1,233.7**	1,250.7	1,243.8	1,259.9	1,255.6
Total RWAs under Advanced Approach	(C)		**1,130.3**	1,118.4	1,117.9	1,112.3	1,104.1
Common Equity Tier 1 to total RWAs under Standardized Approach	(A)/(B)		**11.0 %**	10.7	10.8	10.6	10.3
Common Equity Tier 1 to total RWAs under Advanced Approach	(A)/(C)		**12.0**	12.0	12.0	12.0	11.8

1. The Basel III capital rules provide for two capital frameworks (the Standardized Approach and the Advanced Approach applicable to certain institutions), and we must calculate our CET1, Tier 1 and total capital ratios under both approaches.
2. In first quarter 2023, we adopted Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) 2018-12. We adopted this ASU with retrospective application, which required revision of prior period financial statements. Prior period risk-based capital and certain other regulatory related metrics were not revised.
3. In fourth quarter 2022, we redeemed all outstanding shares of our ESOP Cumulative Convertible Preferred Stock in exchange for shares of the Company's common stock.
4. In third quarter 2023, we sold investments in certain private equity funds. As a result, we have removed the related goodwill and other intangible assets on investments in consolidated portfolio companies.
5. Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period-end.
6. In second quarter 2020, the Company elected to apply a modified transition provision issued by federal banking regulators related to the impact of CECL on regulatory capital. The rule permits certain banking organizations to exclude from regulatory capital the initial adoption impact of CECL, plus 25% of the cumulative changes in the allowance for credit losses (ACL) under CECL for each period until December 31, 2021, followed by a three-year phase-out period in which the benefit is reduced by 25% in year one, 50% in year two and 75% in year three.

3Q23 Financial Results

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193Q23 Financial Results Disclaimer and forward-looking statements Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information. This document contains forward-looking statements. In addition, we may make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our expectations regarding noninterest expense and our efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses, our allowance for credit losses, and the economic scenarios considered to develop the allowance; (iv) our expectations regarding net interest income and net interest margin; (v) loan growth or the reduction or mitigation of risk in our loan portfolios; (vi) future capital or liquidity levels, ratios or targets; (vii) our expectations regarding our mortgage business and any related commitments or exposures; (viii) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (ix) future common stock dividends, common share repurchases and other uses of capital; (x) our targeted range for return on assets, return on equity, and return on tangible common equity; (xi) expectations regarding our effective income tax rate; (xii) the outcome of contingencies, such as legal proceedings; (xiii) environmental, social and governance related goals or commitments; and (xiv) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s press release announcing our third quarter 2023 results and in our most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022.